UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2023 (March 6, 2023)

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey

(Address of principal executive offices)

07083

(Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2023, Bed Bath & Beyond Inc. (the “Company”) entered into a waiver and amendment (the “Amendment”) to that certain Amended and Restated Credit Agreement, dated as of August 9, 2021 (as amended or otherwise modified to date, including by that certain Second Amendment to Amended and Restated Credit Agreement and Waiver, dated as of February 7, 2023 (the “Credit Agreement” and as further amended by the Amendment, the “Amended Credit Agreement”)), with certain of the Company’s US and Canadian subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Sixth Street Specialty Lending, Inc., as FILO agent (the “FILO Agent”), and the lenders party thereto. The Amendment waived certain defaults and events of default under the Credit Agreement related to negative and affirmative covenants, including relating to the timely approval of the Company’s budget, which impacted the receipt of equity proceeds pursuant to the Equity Commitment Documents by the then Required Funding Date (as defined in the Credit Agreement) and subsequently triggered the required satisfaction of the springing fixed charge coverage ratio. Additionally, under the Amendment, the Required Funding Date has been revised to reflect the receipt of at least $87,000,000 of proceeds under the Equity Commitment Documents (as defined in the Amended Credit Agreement) on March 7, 2023 (the “March Funding Requirement”), in addition to the proceeds already received by the Company during February 2023, and the requirement to receive an additional $100,000,000 of proceeds under the Equity Commitment Documents on or prior to April 6, 2023, and every twenty-two trading days thereafter. The Amendment also includes certain other amendments, modifications or supplements to certain other terms and provisions as more specifically contemplated therein. The Amendment also contemplates additional reserves which shall be applied against the Company’s revolving borrowing base. Pursuant to the Amendment, the Administrative Agent and the FILO Agent may perform desktop inventory appraisals. Under the Amended Credit Agreement, the Company continues to be required to repay any outstanding revolving loans under the revolving credit facility with any net cash proceeds received pursuant to certain of the Equity Commitment Documents and to submit a monthly budget (with the next budget being due on April 18, 2023 and on the first business day of each calendar month thereafter) which shall be reasonably acceptable to the Administrative Agent and the FILO Agent.

The foregoing description of the Amendment (including the Amended Credit Agreement) does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment (including the Amended Credit Agreement), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 8, 2023, the Company issued a press release to announce that, following the consummation of the previously announced offering of the Company’s Warrant to Purchase Series A Convertible Preferred Stock (the “Preferred Stock Warrant”) and certain other securities on February 7, 2023, the Company has received an aggregate of $135.0 million of proceeds from certain exercises of the Preferred Stock Warrant, most recently reflecting the aforementioned $87.5 million of proceeds (the “March Proceeds”) received on March 7, 2023, for an aggregate amount of $360.0 million of proceeds received by the Company since, and including $225.0 million of proceeds received in connection with, the closing of the previously announced public offering of certain of the Company’s securities on February 7, 2023. In connection with such exercises of the Preferred Stock Warrant, the Company issued an aggregate of 14,212 shares of Series A Convertible Preferred Stock. The March Proceeds received satisfy the March Funding Requirement under the Amended Credit Agreement. The Company has used proceeds received to date to repay outstanding revolving loans, creating additional liquidity opportunities to support business operating activities. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report contains a number of forward-looking statements. Words such as “expect,” “will,” “working,” “plan” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to use current and future financing sources, including receipt of the full amount of gross proceeds from the Company’s previously announced financing transactions, and the anticipated use of proceeds therefrom as well as the Company’s ability to comply with its obligations under its credit agreement and successfully execute its turnaround plans. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the uncertainties related to market conditions and the receipt of the full amount of gross proceeds from such financing transactions on the anticipated terms or at all, the Company’s ability to use proceeds from such financing transactions to pay down outstanding debt obligations and operate its business; risks related to the failure to receive the full amount of gross proceeds from such financing transactions, which the Company expects will likely force it to file for bankruptcy protection; the Company’s ability to regain and maintain access to its credit agreement; the Company’s ability to deliver and execute on its turnaround plans; the Company’s potential need to seek additional strategic alternatives, including restructuring or refinancing of its debt, seeking additional debt or equity capital, reducing or delaying its business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, and the terms, value and timing of any transaction resulting from that process; the Company’s ability to finalize or fully execute actions and steps that would be probable of mitigating the existence of “substantial doubt” regarding the Company’s ability to continue as a going concern; and the Company’s ability to increase cash flow to support the Company’s operating activities and fund its obligations and working capital needs, and the other risk factors described in the Company’s filings with the SEC, including the factors set forth under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 26, 2022, the Company’s Quarterly Report on Form 10-Q for the quarter ended August 27, 2022, the Company’s Quarterly Report on Form 10-Q for the quarter ended November 26, 2022, Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on February 6, 2023 and the Company’s Current Report on Form 8-K filed on February 7, 2023. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this Current Report, except as required by applicable law or regulation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Third Amendment, dated as of March 6, 2023, to the Amended and Restated Credit Agreement, dated as of August 9, 2021, among Bed Bath & Beyond Inc., certain of Bed Bath & Beyond Inc.’s US and Canadian subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Sixth Street Specialty Lending, Inc., as FILO agent, and the lenders party thereto.

99.1	Press release, dated March 8, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2023

BED BATH & BEYOND INC.
(Registrant)

By:	/s/ David M. Kastin
By:	David M. Kastin
Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary